Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our report dated March 3, 2014 relating to the consolidated financial statements and financial statement schedule of General Cable Corporation and subsidiaries appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Cincinnati, Ohio

May 23, 2014